Exhibit 24


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of XL Capital Ltd (the "Company") in their respective capacities set forth below constitutes and appoints Brian M. O'Hara and Paul S. Giordano as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Class A Ordinary Shares, par value US $0.01 per share (together with related Preferred Share Purchase Rights which are exercisable under certain circumstances) ("Ordinary Shares") issuable to employees pursuant to the Company's 1991 Performance Incentive Program and 1999 Performance Incentive Program to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Ordinary Shares, to be filed with the Securities and Exchange Commission with respect to said Ordinary Shares, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.


Signatures                                  Title                                            Date
----------                                  -----                                            ----
/s/  Brian M. O'Hara                        President, Chief Executive Officer and           July 22, 2000
---------------------------------           Director
Name:  Brian M. O'Hara

/s/  Robert R. Lusardi                      Executive Vice President and Chief Financial     July 22, 2000
---------------------------------           Officer
Name:  Robert R. Lusardi

/s/  Michael P. Esposito, Jr.               Chairman of the Board of Directors               July 22, 2000
------------------------------------
Name:  Michael P. Esposito, Jr.

/s/  Ronald L. Bornhuetter                  Director                                         July 22, 2000
---------------------------------
Name:  Ronald L. Bornhuetter

/s/  Michael A. Butt                        Director                                         July 22, 2000
---------------------------------
Name:  Michael A. Butt

/s/  Robert Clements                        Director                                         July 22, 2000
---------------------------------
Name:  Robert Clements

/s/  Sir Brian Corby                        Director                                         July 22, 2000
---------------------------------
Name:  Sir Brian Corby



/s/  Robert R. Glauber                      Director                                         July 22, 2000
---------------------------------
Name:  Robert R. Glauber

/s/  Ian R. Heap                            Director                                         July 22, 2000
---------------------------------
Name:  Ian R. Heap

/s/ Paul Jeanbart                           Director                                         July 22, 2000
---------------------------------
Name:  Paul Jeanbart

/s/ John Loudon                             Director                                         July 22, 2000
---------------------------------
Name:  John Loudon

/s/  Daniel J. McNamara                     Director                                         July 22, 2000
---------------------------------
Name:  Daniel J. McNamara

/s/  Robert S. Parker                       Director                                         July 22, 2000
---------------------------------
Name:  Robert S. Parker

/s/ Cyril Rance                             Director                                         July 22, 2000
---------------------------------
Name:  Cyril Rance

/s/ Alan Z. Senter                          Director                                         July 22, 2000
---------------------------------
Name:  Alan Z. Senter

/s/  John T. Thornton                       Director                                         July 22, 2000
---------------------------------
Name:  John T. Thornton

/s/ Ellen E. Thrower                        Director                                         July 22, 2000
---------------------------------
Name:  Ellen E. Thrower

/s/ John Weiser                             Director                                         July 22, 2000
---------------------------------
Name:  John Weiser



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